                                                                    EXHIBIT 10AF

                           ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement (the "Agreement") dated as of July 18, 1995, between Haemonetics Corporation, a Massachusetts corporation ("Buyer"), and DHL Laboratories, Inc., a North Carolina corporation ("Seller").

     WHEREAS, Seller owns and operates certain real estate and the improvements thereon and the assets comprising or used in connection therewith in the operation of Seller's business; and

     WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of said real estate, improvements and assets as more fully described herein, all upon and subject to the terms and conditions contained herein;

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof, and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

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     "Agreement" means this Asset Purchase Agreement (together with all Exhibits and Schedules hereto) as from time to time assigned, supplemented, modified, amended, or restated or as the terms hereof may be waived.

     "Assets" shall have the meaning ascribed thereto in Section 2.1 hereof.

     "Assumed Liabilities" shall have the meaning ascribed thereto in Section 2.2(a) hereof.

     "Business Day" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

     "Buyer" means Haemonetics Corporation, a Massachusetts corporation, and its successors and assigns.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations thereunder, and court decisions in respect thereof, all as the same shall be in effect at the time.

     "Charter" means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

     "Claim" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, published Internal Revenue Service rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

     "Consulting Agreement" means the Consulting Agreement between Buyer and Seller described in Section 2.7 hereof.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, request for information, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials, damage to the environment or alleged injury or threat of injury to human health or safety from pollution or other environmental degradation.

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     "Environmental Law" means any applicable federal, state or  local law, statute, rule, regulation, or ordinance relating to the environment, human health or safety from pollution or other environmental degradation or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, and any similar state and local laws or by-laws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

     "Financial Statements" shall have the meaning ascribed thereto in Section
3.5 hereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes" "restricted hazardous waters," toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law, and (c) any other substance exposure to which is regulated under any Environmental Law.

     "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

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     "IRS" means the Internal Revenue Service and any similar or successor agency of the federal government administering the Code.

     "JEDA" means the South Carolina Jobs Economic Development Authority.

     "JEDA/Union Loans" means the loans made to Seller by JEDA and the City of Union, South Carolina.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

     "Material Adverse Effect" means a material adverse impact or effect on (a) the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of Seller, (b) the ability of Seller to perform its obligations hereunder, (c) the validity or enforceability of any of this Agreement or any document or instrument executed in connection therewith, or (d) the rights and remedies of Buyer hereunder.

     "Mortgage" means the mortgage or mortgages from Seller, as mortgagor, to the City of Union, South Carolina and to JEDA, respectively as mortgagees, which secure the JEDA/Union Loans and cover the Property.

     "Officer's Certificate" means a certificate signed in the name of a corporation by its President, Treasurer or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

     "Person" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

     "Property" shall mean the land shown on the plan attached hereto as Exhibit A, and all buildings and improvements thereon, including, without limitation, all easements, rights of way, permits and other appurtenances thereto.

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     "Release" means any release, issuance, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws.

     "Retained Liabilities" shall mean all Indebtedness of Seller, now existing or hereafter arising, which is not specifically assumed by Buyer pursuant to
Section 2.2(a), including, without limitation, those set forth in Section
2.2(b).

     "Seller" means DHL Laboratories, Inc., a North Carolina corporation, and its successors and assigns.

     "Subsidiary" means, with respect to any Person (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other equity securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation, association or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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                                  ARTICLE II

                          PURCHASE AND SALE OF ASSETS

     2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.3), Seller shall sell, assign, transfer and deliver to Buyer, and Buyer will accept and purchase from Seller, all of the Assets, free and clear of all Liens, . The term "Assets" shall mean all of the assets owned by Seller or in which Seller has any rights or interests and used by Seller in connection with or related to the ownership, management or operation of its business or the Property as of the Closing Date, whether or not specifically referred to herein, including, without limitation, the following:

     (a) The right to use the name "DHL Laboratories" and all derivatives thereof; provided that Seller may continue its corporate existence so long as it conducts business under the d/b/a LRY Company;

     (b) The Property, including, without limitation, all structures and other improvements of any kind thereon, including all alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), and parking areas and roadways appurtenant to such buildings, structures and facilities presently or hereafter situated upon or under the Property in which Seller has an interest and all easements, rights of way, permits, and contract rights appurtenant thereto, and all right, title and interest of Seller in and to any award to be made in lieu thereof for any taking subsequent to the date hereof and in and to any award for damage to the Property for any taking made subsequent to the date hereof;

     (c) All inventories of Seller existing on the Closing Date and used or to be used by the Seller in connection with the ownership, management or operation of its business (including, without limitation, products ordered and held for shipment or in transit to or from the Seller) and all supplies used in connection with its business, including, without limitation, at least a reasonable supply of each and every item of consumables used by Seller in the ownership, management or operation of its business (the "Inventories");

     (d) All plant, machinery, leasehold improvements, fixtures, construction in progress, parts, furniture, furnishings, office and computer equipment and other equipment now or hereafter owned by Seller prior to or on the Closing Date, and now or hereafter located in, on or about the Property or used or to be used by Seller in connection with the ownership, operation or management of the Property and its business or related thereto,

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          including, without limitation, those fixed assets described on
          Schedule 2.1(d) attached hereto;

     (e) All contracts and contract rights of Seller assumed by Buyer in accordance with Section 5.5;

     (f) Any and all patents and patent applications, trademarks and trademark applications, service marks and service mark applications, trade and product names, copyrights and copyright applications, and including the associated goodwill, the right to sue for and recover such damages and such other relief as might be granted by a court of competent jurisdiction for past infringement thereof, and any operating permits or governmental permits, including, without limitation, from the U.S. Food and Drug Administration, together with any applications therefor, with respect to the business and or operations of Seller;

     (g) Any and all warranties and guaranties made to or in favor of Seller or with respect to its business, any components thereof or the Property;

     (h) All cash, bank balances and accounts, money market accounts, certificates of deposit, marketable securities, accounts and loans receivable, chattel paper, instruments, drafts, acceptances, documents, documents of title, contract rights and prepaid expenses of Seller; and

     (i) All other tangible and intangible assets owned by Seller and used in connection with the ownership or operation of the Property or its business, on the date hereof or on the Closing Date and/or now or hereafter located in, on or about the Property, customer and supplier lists, policy manuals, accounts receivable, records (except the Seller's general ledger, income and franchise tax returns, corporate minute books and stock books), Seller's forms and office supplies, all promotional literature relating to Seller's business, all computer programs and documentation, if any, used in conducting such business, all operating manuals, and the rights to use Seller's telephone numbers and listings pertaining to same.

     2.2 CONSIDERATION. (a) Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of Seller contained herein, and in consideration of the sale, assignment, transfer and delivery of the Assets, Buyer will (i) pay, by wire transfer of immediately available funds, Six Million Dollars ($6,000,000) to discharge solely such amount of Seller's Indebtedness to First Union National Bank; (ii) pay by wire transfer of immediately available funds, the amount required to discharge Sellers outstanding Indebtedness to the City of Union, South Carolina and JEDA, and (iii) assume all trade payables of Seller set forth on Schedule 2.2 and all trade payables after the execution

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of this Agreement in the ordinary course of business which are under forty five
(45) days old (the "Payables") (such payment, assumption of Indebtedness and the Payables hereinafter collectively referred to as the "Assumed Liabilities"). Buyer and Seller shall allocate the sum of the cash purchase price and assume liabilities in a mutually agreeable manner pursuant to the rules and regulations of Section 1060 of the Internal Revenue Code of 1986, as amended. Such allocation will be reflected in Exhibit H attached hereto.

     (b) Buyer will not assume or perform any Indebtedness, liabilities or obligations not specifically included within the Assumed Liabilities or which are specifically enumerated in this Section 2.2(b), all of which shall be "Retained Liabilities" and which Seller shall pay or perform when due. Without limiting the generality of the foregoing, Buyer will not assume or perform any of the following Indebtedness, obligations and liabilities, all of which shall be "Retained Liabilities" and which shall remain the sole and exclusive obligations of Seller:

     (i) any Indebtedness, liability or obligation of Seller for federal, state, local or other taxes, assessments or governmental charges incurred by Seller on account of the transactions contemplated by this Agreement;

    (ii) any Indebtedness, liability or obligation of Seller or its shareholders incurred in connection with the making or performance of this Agreement;

   (iii) any Indebtedness, liability or obligation arising in connection with any employee of Seller, whether for severance or termination, in connection with a Plan (as hereinafter defined) or otherwise; or

    (iv)  any trade or other payables other than the Payables.

     2.3 TIME AND PLACE OF CLOSING. The closing of the transactions described in Sections 2.1 and 2.2 hereof (the "Closing") shall take place at the offices of Smith, Helms, Mulliss & Moore, L.L.P., at 10:00 a.m. on or before August 18, 1995, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     2.4 INSTRUMENTS OF TRANSFER AND CONVEYANCE. (a) The conveyance of the Property shall be effected by delivery of a good and sufficient general warranty deed running to Buyer, which general warranty deed shall be substantially in the form of Exhibit B attached hereto (the "Deed") and shall convey to Buyer (i) good and clear, record and marketable fee simple title to the Property, free from all Liens and encumbrances of whatever kind , and (ii) full use and undisturbed peaceful possession of the Property.

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     (b)  The sale of all other Assets, as herein provided, shall be effected by delivery by Seller at the Closing of such bills of sale or other instruments of conveyance as Buyer reasonably deems necessary to vest in Buyer good and clear, record and marketable title to the Assets. Such instruments of transfer and conveyance shall be in form reasonably satisfactory to Buyer and shall contain warranties as to marketable title and that the Assets are free and clear of all Liens of any kind whatsoever.

     (c) Seller will, from time to time after the Closing Date, upon the request of Buyer, promptly provide all such further documents as may be reasonably necessary or advisable in the opinion of Buyer's counsel to assure or confirm Buyer's good and clear record marketable and insurable title to and interest in, or to enable it to deal with and dispose of, any of the Assets.

     (d) At the Closing a certain Agreement dated May 26, 1995 between Buyer and Seller shall be terminated in its entirety (the "Termination"); provided that notwithstanding any language to the contrary in such Agreement, Buyer shall compensate Seller for Seller's actual costs and expenses incurred by Seller prior to the Closing Date in connection with Seller's performance of its obligations under such Agreement.

     (e) Subsequent to the Closing, Buyer shall have full control and operation of the Assets with no restrictions of any nature whatsoever imposed by Seller on Buyer's operational autonomy. In connection therewith, Buyer shall have the right, but not the obligation, to hire such employees of Seller as Buyer may, in its sole discretion, desire, for such compensation as Buyer may choose, without any obligation or liability of any nature whatsoever with respect to any aspect of the employment relationship between Seller and such employees.

     2.5 ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated among the Assets in accordance with Schedule 2.5 attached hereto. Seller and Buyer hereby covenant with each other that they shall record the transaction contemplated hereby on their respective books and records, and otherwise act, in accordance with such allocation.

     2.6 SELLER'S ABILITY TO CLEAR TITLE. If on the Closing Date for any reason, (i) title to the Assets shall not conform to the provisions of this Agreement; or (ii) any of the conditions precedent specified herein have not been satisfied, then Buyer may at its election, without waiving any of Buyer's other rights hereunder by virtue thereof, at the written request of Buyer, require Seller to use, and Seller shall use, all reasonable efforts to correct and perfect said title, make the Assets conform to the provisions hereof, or satisfy such conditions precedent, as the case may be. Buyer shall give reasonably prompt notice to Seller of any such defect in title, condition or unsatisfied condition upon discovery of the same. Upon such notice given by Buyer, the Closing

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Date shall be extended for a reasonable period of time not to exceed thirty (30)
days to permit Seller to satisfy such conditions precedent as are unsatisfied as described above. Any such notice to extend, if given, shall indicate a Closing Date which shall afford Seller a reasonable opportunity to cure such defects, make the title to or condition of the Assets conform, or satisfy such condition precedent, as the case may be, as above provided but, in any event, shall not exceed thirty (30) days. If, at the expiration of such extended time, Seller shall have failed to remove such defect, or to make the title conform, or to satisfy such condition precedent, as the case may be, Buyer shall be entitled to its remedies set forth herein.

     2.7 CONSULTING AGREEMENT. At the Closing, Buyer and Seller shall execute a Consulting Agreement in form and substance as set forth in Exhibit G attached hereto.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has full power and authority to own, use and lease its properties and to conduct its business as such properties are owned, used or leased and as such business is currently conducted and as it is proposed to be conducted. The copies of Seller's Charter and By-Laws, as amended to date, certified by its Secretary and delivered to Buyer's counsel prior to the Closing, are true, complete and correct. Except as set forth on Schedule 3.1 attached hereto, Seller is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or maintains inventories or where the conduct of its business would require such qualification.

     3.2 AUTHORITY; NO VIOLATION. Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of Seller, enforceable against it in accordance with its terms. Assuming the accuracy of the representations and warranties of Buyer hereunder, the entering into of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby, including specifically the transfer of the Assets to Buyer by Seller, will not, violate the provisions of (i) any applicable federal, state, local or foreign laws, (ii) Seller's Charter or By-Laws, or (iii) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Seller under, any Lien, contract,

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agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which Seller is a party or by which Seller is bound, or to which any property of Seller is subject.

     3.3 OWNERSHIP OF ASSETS. (a) Seller is the fee simple owner of the Property free from all Liens, encumbrances, rights, easements, agreements, encroachments, overlaps, special assessments, claims, leases, tenancies, adverse interests, federal or state taxes, or defects. Seller does not own, lease or have any rights or interest in any real property other than the Property.

     (b) Seller is the owner of the Assets other than the Property free from all Liens, rights, agreements, claims, adverse interests, federal or state taxes, or defects, .

     (c) Seller enjoys exclusive, peaceful and undisturbed possession under all real and personal property leases to which it is a party. Seller has posted security deposits for the performance of its obligations under such leases as set forth on Schedule 3.3 attached hereto, and there are no claims or charges against such security deposits which have been asserted or, to the best of Seller's knowledge, for which there exists a legal basis for such assertion. With respect to such leases, the consent of only the landlords and those lenders under financing documents identified on Schedule 3.3 are required for Seller to consummate the transactions required by this Agreement and, subject to the receipt of such consents, the same shall not breach, or constitute a default of, such leases.

     (d) The Assets constitute all of the assets and properties necessary for the continued operation of the business of Seller.

     (e) Seller is in possession of all the permits and applications therefor listed on Schedule 3.3. True and complete copies thereof are included in
Schedule 3.3. There are no proceedings pending or threatened, or any basis therefor, which may result in the appeal, revocation, suspension or modification of any such permits or applications therefor.

     3.4 SUBSIDIARIES. Seller does not own, directly or indirectly, any securities issued by any other Person except for United States government securities, certificates of deposit, or other cash equivalents and is not a partner or participant in any partnership or joint venture of any kind.

     3.5 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.5 are the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidated balance sheets and statements of income, and cash flow as of and for the fiscal years ended November 3, 1991, November 1, 1992, October 31, 1993, and October 30, 1994, for Seller; and (ii) unaudited consolidated balance sheets and statements of income, and cash flow (the "Most Recent Financial Statements") as of

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and for the 8 months ended July 2, 1995 for Seller. The Financial Statements
(including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are correct and complete, and are consistent with the books and records of Seller, subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the absence of footnotes and other presentation items.

     3.6  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in Schedule
3.6 attached hereto, there are no material liabilities of Seller, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of any other Person, or liabilities for Taxes due or then accrued or to become due), except for liabilities which have arisen in the ordinary course of business of Seller since the date of the Most Recent Financial Statements. Schedule 3.6 sets forth a true and correct aged list of all accounts payable of Seller as of_____, 19 .

     3.7  ABSENCE OF CERTAIN CHANGES.  Except as otherwise disclosed in Schedule
3.7 attached hereto, since July 18, 1995, there has not been:

          (a) any change in the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of Seller that, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is reasonably likely to be materially adverse with respect to Seller (including, by way of example and not of limitation, the loss of any significant distributor, customer or vendor, any announcement of new developments in competitive technology, or the intention on the part of any key employee of Seller to leave Seller's employ);

          (b) any obligation or liability incurred by Seller other than obligations and liabilities incurred in the ordinary course of business for an amount not more than $10,000 in each case or $25,000 in the aggregate;

          (c) any Lien placed on any of the Assets which remains in existence on the date hereof;

          (d) any contingent liabilities incurred by Seller with respect to the obligations of any other Person;

          (e) any purchase, sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of the Assets, other than purchases for and sales from inventory for fair consideration in the ordinary course of business, except for fixed assets purchased or other capital expenditures made in amounts not exceeding $5,000 for any single item and $25,000 in the aggregate for all such items;

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          (f)  any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any equity security of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its own equity securities, or any issuance by Seller of any equity security;

          (h) any labor trouble or claim of unfair labor practices involving Seller; any change in the employment contracts of or compensation payable or to become payable by Seller to any of its officers, directors, employees, consultants or agents, or any bonus payment or arrangement made to or with any of such officers, directors, employees, consultants or agents; or any change in coverage or benefits available under any Plan (as hereinafter defined);

          (i)  any change with respect to Seller's senior management;

          (j) any payment or discharge of a material Lien or liability of Seller not disclosed on the Financial Statements or incurred in the ordinary course of business;

          (k) any obligation or liability incurred by Seller with respect to any loan, advance or commitment to lend by any bank, financial institution or institutional lender to any of the officers, directors, employees, consultants, agents, or stockholders of Seller or to any other Person; or any loans or advances made by Seller to any officers, directors, employees, consultants, agents or stockholders of Seller, except for normal compensation, professional fees and expense allowances payable to officers and directors;

          (l) any contracts, licenses, leases or agreements entered into by Seller which are outside the ordinary course of business or which obligate Seller for more than $5,000 in any one case or more than $25,000 in the aggregate;

          (m)  any recapitalization or reorganization;

          (n) any amendment or other change (or any authorization to make such an amendment or change) to the Seller's Charter or By-Laws, except as required in connection with the consummation of the transactions contemplated hereby;

          (o) any postponement or delay in payment of any accounts payable or other liability of Seller except in the ordinary course of business consistent with prior practices;

          (p) any cancellation, waiver, compromise or release of any right or claim either involving more than $10,000 or outside the ordinary course of business consistent with prior practices;

          (q) any cancellation, termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $10,000 to which Seller is a party or by which it is bound; or

          (r) any other occurrence, action, failure to act or transaction involving Seller other than transactions in the ordinary course of business consistent with prior practices.

     3.8 FDA STATUS. Schedule 3.8 attached hereto contains a full, accurate and complete description of the status of Seller's new drug application for 5% dextrose to the U.S. Food and Drug Administration.

     3.9 SUFFICIENCY AND CONDITION OF ASSETS. Seller owns or leases all real, personal, tangible and intangible property and assets necessary for the conduct of its business as such business is presently conducted. All tangible properties and assets owned or leased by Seller are in good operating condition and repair, ordinary wear and tear excepted, have been maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations in all material respects.

     3.10 REAL ESTATE.

          (a) The Property is the only real property owned by Seller. There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right to use or occupy any portion of the Property. There are no outstanding options or rights of first refusal to purchase the Property, or any portion thereof or interest therein. There is no Person (other than Seller) in possession of the Property. All facilities located on the Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Property. The Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the Property, and access to the Property is provided by paved public right-of-way with adequate curb cuts available.

     (b) DHL has no real property, owned, leased or subleased, other than the Property.

     3.11 ACCOUNTS RECEIVABLE. All of the accounts receivable of Seller are properly reflected in the Financial Statements are fully collectible in the ordinary course of business, subject to the allowance for doubtful accounts set forth therein, and are valid and enforceable claims, subject to no set-off or counterclaim. Seller has no accounts receivable or loans or notes receivable from any Affiliates or from any of its officers, directors, consultants, employees, agents or stockholders.

     3.12 INVENTORIES.

          (a) Except as disclosed in Schedule 3.12 attached hereto (i) the Inventories are properly reflected in the Most Recent Financial Statements and are of a quality and quantity saleable in the ordinary course of business of Seller at prevailing market prices, and (ii) the values of the Inventories stated in the Financial Statements reflect Seller's normal inventory valuation policies and were determined in accordance with GAAP consistently applied.

          (b) As of the date hereof, purchase commitments for raw materials and parts for Seller are not, individually or in the aggregate, in excess of normal requirements and none of such commitments are at prices materially in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory items or of estimated costs of manufacture of items not in inventory after allowing for selling expenses and a normal profit margin.

     3.13 INTELLECTUAL PROPERTY. All patents, patent applications, registered copyrights, trade names, registered trademarks and trademark applications which are owned by or licensed to Seller are listed in Schedule 3.13 attached hereto, which indicates with respect to each the nature of Seller's interest therein and the expiration date thereof or the date on which Seller's interest therein terminates. All of Seller's patents and registered trademarks have been duly registered in, filed in or issued by the United States Patent Office or the corresponding offices of other countries identified in Schedule 3.13, and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and each such country. Except as set forth in
Schedule 3.13, use of said patents, patent applications, registered copyrights, trade names, registered trademarks or trademark applications owned by Seller does not require the consent of any other Person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by Seller free and clear of any Liens. Except as set forth in Schedule 3.13, (i) no other Person has an interest in or right or license to use, or the right to license any other Person to use, any of said patents, patent applications, registered copyrights, trade names, registered trademarks or trademark applications, (ii) there are no claims or demands of any other Person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of Seller, threatened, which challenge Seller's rights in respect thereof, (iii) none of the patents, copyrights, trade names or trademarks listed in Schedule 3.13 is being infringed by another Person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation, (iv) no Claim has been made or is threatened charging Seller with infringement of any adversely held patent, trade name, trademark or copyright, and (v) there does not exist (a) any unexpired patent with claims which are or would be infringed by products of Seller or by apparatus, methods or designs employed by it in manufacturing such products or (b) any patent or application therefor or invention which would materially adversely affect Seller's ability to manufacture, use or sell any such product, apparatus, method or design.

     3.14 TRADE SECRETS AND CUSTOMER LISTS. Seller has the right to use, free and clear of any Claims or rights of any other Person, all trade secrets, customer lists, manufacturing and secret processes and know-how (if any) required for or used in the manufacture or marketing of all products being sold, manufactured, or under development by it, including products licensed from other Persons. Any payments required to be made by Seller for the use of such trade secrets, customer lists, manufacturing and secret processes and know-how are described in Schedule 3.14 attached hereto. Seller is not in any way making an unlawful or wrongful use of any confidential information, know-how, or trade secrets of any other Person, including, without limitation, any former employer of any present or past employee of Seller. Except as described on Schedule 3.14, Seller or any officer, director or employee of Seller is not a party to any non-competition or confidentiality agreement with any Person other than Seller.

     3.15 CONTRACTS. Except for contracts, commitments, leases, licenses, plans and agreements described in Schedule 3.15 attached hereto, Seller is not a party to or subject to:

          (a) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment or consulting contract or contract for personal services not terminable at will by Seller without penalty to Seller;

          (c) any contract or agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $5,000 each and which in the aggregate do not exceed $25,000;

          (d) any contract or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $5,000;

          (e) any contract or agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by Seller of any service, other than contracts with customers entered into in the ordinary course of business;

          (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (g) any contract or agreement with any sales agent, distributor or OEM (original equipment manufacturer) of products of Seller;

          (h) any contract or agreement concerning a partnership or joint venture with one or more Persons;

          (i) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting Seller's freedom to compete in any line of business or in any location or with any Person;

          (j)  any license agreement (as licensor or licensee);

          (k) any contract or agreement with any present or former officer, director, consultant, agent or stockholder of Seller;

          (l) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

          (m) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charter and By-Laws of Seller);

          (n) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

          (o) any other agreement or contract (or group or related agreements or contracts) the performance of which involves consideration paid or received by Seller in excess of $10,000.

     Copies of all such contracts, commitments, plans, leases, licenses and agreements have been provided to Buyer prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in Schedule 3.15. Except as listed and described in Schedule 3.15, neither

Seller nor any other Person is in default under any such contract, commitment, plan, lease, license or agreement described in Schedule 3.15 (a "default" being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default).

     3.16 CUSTOMERS AND SUPPLIERS. Schedule 3.16 attached hereto sets forth the twenty (20) largest suppliers and customers of Seller in the calendar year 1994 (the "Large Suppliers and Customers"). Except as reflected in Schedule 3.16, no supplier is a material sole source of supply to Seller. The relationships of Seller with its suppliers and customers are good commercial working relationships and, except as set forth on Schedule 3.16, neither (i) any of the Large Suppliers and Customers, nor (ii) any supplier who at any time during 1994 or 1995 was or is the sole source of supply of any item, has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with Seller or has during the last twelve (12) months decreased materially or threatened to decrease or limit materially, its services, supplies or materials to Seller or its usage or purchase of the services or products of Seller. Seller has no knowledge that any of the Large Suppliers and Customers intends to cancel or otherwise adversely modify its relationship with Seller or to decrease materially or limit its services, supplies or materials to Seller or its usage or purchase of the services or products of Seller, and the acquisition of the Assets by Buyer will not, to the knowledge of Seller, adversely affect the relationship of Seller with any of the Large Suppliers and Customers.

     3.17 COMPLIANCE WITH LAWS.

          (a) Seller has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted and to occupy and use its real and personal properties without incurring any material liability. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any rights pertaining to any such license, permit, franchise, order, approval, accreditation, waiver or authorization. Seller is in full compliance with the terms and conditions of all such licenses, permits, franchises, orders, approvals, accreditations, waivers and authorizations.

          (b) Seller has conducted and is conducting its business in compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule, order or requirement relating to securities, properties, business, products, advertising, sales or employment practices, immigration, terms and conditions of employment, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, product safety and liability or civil rights). Seller is not now charged with, and to the knowledge of Seller, is not now under investigation with respect to, any possible violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing in connection with the business of Seller, and Seller has filed all material reports required to be filed with any governmental, regulatory or administrative agency or authority. Seller shall promptly inform Buyer of any notice relating to the foregoing received after the date hereof and on or prior to the Closing Date.

     3.18 TAXES.

          (a) Seller has filed all Tax Returns that it was required to file.
All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller have been paid (whether or not shown on any Tax Return). Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to the imposition of any Tax by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder, or other third party.

          (c) Seller does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Seller is not aware of any dispute or Claim concerning any liability for Taxes of Seller. Schedule
3.18 attached hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after __________, 19 , indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since __________, 19 .

          (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Seller has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Seller has not made or is not obligated to make any payments or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under
Section 4999 of the Code. Seller has not been a United States real property holding corporation within the meaning of

Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Seller is not a party to any Tax allocation or sharing agreement. Seller (i) has not been a member of an Affiliated Group (as defined by Section 1504 of the Code) filing a consolidated federal income Tax Return, and (ii) has no liability for the Taxes of any Person (other than Seller) under Treas. Reg.{ 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise.

          (f) The unpaid Taxes of Seller (i) did not, as of the date of the Most Recent Financial Statements, exceed the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns.

     3.19 EMPLOYEE BENEFIT PLANS. Seller is in full compliance with the provisions of, and any legal requirements relating to, any (a) "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of ERISA) which is not a Multiemployer Plan; (b) "Multiemployer Plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA); (c) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(3) of ERISA); and (d) stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation, sick pay or leave, fringe benefit plan, policy or arrangement or payroll practice; which is, or was within five (5) years prior to the Closing Date, maintained or contributed to by Seller or under which Seller has any liability or contingent liability (individually a "Plan" and collectively, the "Plans").

     3.20 ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in Schedule 3.20 attached hereto, the use and operation by Seller and, to the knowledge of Seller, by all past owners and operators, of all facilities and properties used in the business of Seller have been, and will be on the Closing Date, in compliance with all Environmental Laws, and no Environmental Action has been filed, commenced, or, to the knowledge of Seller, threatened with or against any of them alleging any failure so to comply.

          (b) Seller has received all Environmental Permits required to allow it to conduct its operations and businesses, such Environmental Permits are valid and in effect, and Seller is in compliance with such Environmental Permits.

          (c) Except as disclosed in Schedule 3.20, Seller has never sent or arranged for the transportation of Hazardous Materials to a site, or owned or operated a site, which, pursuant to CERCLA or any similar state law, has been placed or is proposed (by the United States Environmental Protection Agency ("EPA") or similar state authority) to be placed, on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list.

          (d) Except as disclosed in Schedule 3.20, Seller has not received notice from any Person, (i) that it has been identified by the EPA or similar state authority as a potentially responsible party under CERCLA with respect to a site listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that any Hazardous Materials which Seller has generated, transported, or disposed of has been found at any site at which a Person has conducted or has ordered that Seller conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that Seller is or shall be a named party to any Environmental Action arising out of any Person's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Materials.

          (e) Except as disclosed in Schedule 3.20, there are no underground fuel or other storage tanks located on the Property. All such tanks disclosed in Schedule 3.20, together with all appurtenant piping, valve, and related facilities, are, except as disclosed in Schedule 3.20, structurally sound, are not currently, and, to Seller's knowledge, have not in the past been leaking or releasing their contents into the soil or groundwater, and are in compliance with all applicable registration, testing, monitoring, containment, and corrosion protection requirements.

          (f) Except as disclosed in Schedule 3.20, there have been no unpermitted Releases or threatened Releases in the Property that are or at any time were reasonably likely to occur of Hazardous Materials on, upon, into, or from the Assets; and, to the knowledge of Seller, there have been no Releases on, upon, from, or into any real property in the vicinity of Assets which, through the soil, groundwater, or surface water, may have come to be located on, upon, or under such Assets.

          (g) Without in any way limiting the generality of the foregoing, there is, to the knowledge of Seller, no asbestos contained in or forming part of any building, building component, structure, or office space owned or leased by Seller; and, to the knowledge of Seller, no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by Seller. To Seller's knowledge, all properties and equipment used in the business of Seller have been free of methylene chloride, trichloroethylene, 1, 2 - transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances, as such term is defined in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

          (h) None of the Assets is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

     3.21 EMPLOYEES. Seller is not a party to, and none of its employees are subject to, any collective bargaining agreement or other union contract. Seller is in compliance in all material respects with applicable federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours, and there are, and have been during the past five (5) years, no complaints against Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any similar state or local agency.

     3.22 LITIGATION. Except as disclosed on Schedule 3.22 attached hereto, (a) there is no Claim pending or, to the knowledge of Seller, threatened (or, to the knowledge of Seller, any facts which could lead to such a claim) by, against, affecting or regarding Seller or its business or the Assets, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting Seller with respect to its business or the Assets. Nothing listed on
Schedule 3.22, either individually or when aggregated with other listings on such Schedule, would reasonably be expected to have a Material Adverse Effect.

     3.23 INSURANCE. Schedule 3.23 attached hereto sets forth a summary of all insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage, benefits or coverage for any Plan and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. With respect to each such insurance policy (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (c) no party to the policy has repudiated any provision thereof.

     3.24 PRODUCTS. Each product manufactured, sold, leased, distributed or delivered by Seller ("Products") has been in conformity with all applicable contractual commitments and all applicable express and implied service and product warranties. Except as disclosed in Schedule 3.24 attached hereto, (a) there are no existing or, to the knowledge of Seller, threatened Claims against Seller for services or merchandise which are defective or fail to meet any express or implied service or product warranties, or any facts which, if discovered by a third party, would support such a Claim; and (b) no Claim has been asserted against Seller for renegotiation or price redetermination with respect to any transaction, and, to Seller's knowledge, there are no facts upon which any such Claim could be based. Except as set forth on Schedule 3.24, there are no statements, citations or decisions by any governmental or regulatory body or agency that any Product is defective or fails to meet any standards promulgated by any such governmental or regulatory body or agency. Except as set forth on Schedule 3.24, there have been no recalls ordered by any such governmental or regulatory body or agency with respect to any Product.

     3.25 POWERS OF ATTORNEY. Seller has not granted any outstanding power of attorney.

     3.26 BROKERS. Except as disclosed in Schedule 3.26 attached hereto, Seller or anyone acting on its behalf has not engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to this Agreement or the transactions contemplated hereby.

     3.27 BURDENSOME AGREEMENTS. Seller is not subject to or bound by any agreement, judgment, decree or order which does or may in the future reasonably be expected to result in a Material Adverse Effect.

     3.28 Transactions with Interested Persons.  Except as set forth on Schedule
3.28 attached hereto, no officer, supervisory employee or director of Seller owns directly or indirectly, either individually or jointly, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller, or any organization which has a material contract or arrangement with Seller.

     3.29 COPIES OF DOCUMENTS. Seller has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Article III or in the Schedules delivered to Buyer pursuant to this Agreement.

     3.30 DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to Seller, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. There is no fact known to Seller which has or would reasonably be expected in the future to result in a Material Adverse Effect and which has not been set forth in this Agreement. Seller has reported to Buyer any and all indications of which it is aware of potential material adverse factors in Seller's business, such as (by way of example, not of limitation) loss of a distributor, vendor or customer, new announcements in competitive technology, intentions of key employees to resign or leave Seller or any other adverse factor taking place prior to the date of this Agreement.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

     4.2 AUTHORITY. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming the accuracy of the representations and warranties of Seller hereunder and to the best knowledge of Buyer, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (ii) the Charter or By-Laws of Buyer, or (iii) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any mortgage, Lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Buyer is a party or by which Buyer is bound, or to which any property of Buyer is subject.

     4.3 BROKERS. Neither Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to this Agreement or the transactions contemplated hereby.

                                   ARTICLE V

                                   COVENANTS


     The parties hereto agree to the following covenants:

     5.1 COVENANTS OF SELLER. Seller hereby agrees with Buyer to keep, perform and fully discharge the following covenants and agreements:

          (a) Interim Conduct of Business. From the date hereof until the Closing, Seller shall operate its business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on Schedule 5.1(a) hereto). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved in writing by Buyer, Seller shall not:

          (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee other than in the ordinary course of business consistent with prior practice;

          (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

          (iii) declare, set aside or pay any dividend or make any other distribution with respect to any equity security;

          (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire any Person;

          (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

          (vi) authorize for issuance, issue, sell or deliver any of its own equity securities;

          (vii) split, combine or reclassify any class of equity security or redeem or otherwise acquire, directly or indirectly, any of its equity securities;

          (viii) incur any liability, guaranty or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

          (ix) place or permit to be placed any Lien on any Assets, other than statutory Liens arising in the ordinary course of business;

          (x) make or authorize any amendments or changes to its Charter or By-Laws;

          (xi) make any investment in excess of $5,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure;

          (xii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice; or

          (xiii)  abandon any part of its business.

          (b) Access. Seller shall, upon reasonable notice, give Buyer and its representatives full and free access to all properties, assets, books, contracts, commitments and records of Seller during reasonable business hours and shall promptly furnish Buyer with all financial and operating data and other information as to the history, ownership, business, operations, properties, assets, liabilities, or condition (financial or otherwise) of Seller as Buyer may from time to time reasonably request.

          (c) Satisfaction of Conditions. Seller shall use its best efforts to accomplish the satisfaction of the conditions precedent to Closing contained in
Section 6.1 hereof on or prior to the Closing Date.

          (d) No Solicitation, Confidentiality, Etc. Prior to the termination of this Agreement pursuant to Article VII hereof, Seller will not (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of any equity security of Seller or of all or a portion of the assets or business of Seller, or (y) any merger, consolidation, joint venture or business combination with Seller, or (ii) discuss or disclose either this Agreement or other confidential information pertaining to Seller with or to any Person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to Affiliates, officers, directors, employees and agents of Seller) without the prior written approval of Buyer.

          (e) Accuracy of Representations and Warranties. Without the prior written consent of Buyer, Seller will not take any action from the date hereof to the Closing Date that would cause any representation or warranty of Seller contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. Seller will promptly bring to the attention of Buyer any facts which come to Seller's attention that would cause any of the representations and warranties of Seller to be untrue or materially misleading in any respect.

          (f) Tax Matters. (i) Seller shall be responsible for and shall cause to be prepared and duly filed all Tax Returns relating to Taxes of Seller for all taxable periods ending on or before the Closing Date. Seller shall be responsible for and shall indemnify and hold harmless Buyer with respect to all Taxes to which such Tax Returns relate for all taxable periods covered by such Tax Returns. (ii) Seller shall be responsible for and cause to be prepared and duly filed all Tax Returns relating to Taxes of Seller for any taxable period which includes and ends after the Closing Date (the "Stub Period"). Seller shall be responsible for and shall indemnify and hold harmless Buyer with respect to all Taxes with respect to Seller for the Stub Period.

          (g) Disclosure Supplements. From time to time prior to the Closing, Seller will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule or which is necessary to complete or correct any information in any such Schedule or in any representation or warranty of Seller which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Section 6.1 hereof, such supplement or amendment shall be given effect, provided that if any such supplement or amendment would have a Material Adverse Effect, Buyer shall have the right to terminate this Agreement.

     5.2 COVENANTS OF BUYER. Buyer hereby agrees with Seller to keep, perform and fully discharge the following covenants and agreements:

          (a) Confidentiality. Buyer shall hold, and cause its officers, directors, employees, consultants, agents and stockholders to hold, all information heretofore or hereafter obtained from Seller or its advisers in strict confidence and use the information so obtained only for the purpose of evaluating the purchase of the Assets; provided, however, that Buyer shall also be entitled to share such information with any adviser to Buyer, so long as such adviser is subject to the same confidentiality requirements as Buyer. Buyer shall promptly return all such information to Seller if the Closing is not consummated as contemplated hereby.

          (b) Satisfaction of Conditions. Buyer will use its best efforts to accomplish the satisfaction of the conditions precedent to Closing contained in
Section 6.2 hereof on or prior to the Closing Date.

     5.3 RISK OF LOSS; CONDEMNATION. The risk of loss, destruction, condemnation, eminent domain taking or damage to any component of the Property and all other Assets by any cause prior to the Closing is assumed by Seller, and Seller shall maintain in full force and effect through such date the scope and levels of insurance coverage currently in effect thereon. Seller shall immediately notify Buyer if, prior to, or at, the Closing, there shall have been any loss, destruction or damage to, or any commenced or threatened proceedings to condemn or institute eminent domain taking of, all or a portion of the Property or any other of the Assets.

     5.4 CASUALTY LOSSES. If any material casualty loss, destruction or damage should occur to the Property, Seller shall restore or repair the Property to its current condition, all expenses for which shall be paid by Seller on or before the Closing Date to the extent they exceed available insurance proceeds actually received by Seller. If Seller is unable or unwilling so to restore or repair the Property prior to the Closing, Buyer may at its option elect to consummate the transactions contemplated hereby with the Property in its then condition, in which event Seller will assign all available insurance proceeds to Buyer or if a holder of a mortgage or security interest on the Property shall not permit Seller to assign all insurance proceeds to Buyer, Seller will give to Buyer a credit against the purchase price equal to amounts recovered or recoverable under the terms of the insurance policy less any amounts reasonably expended by Seller for any partial restoration; notwithstanding the foregoing, Buyer may elect to terminate this Agreement in accordance with the terms hereof. For purposes of this Section 5.4, the term "material" shall mean that such restoration or repair will be expected to cost in excess of $5,000 in the aggregate.

     5.5 ASSUMPTION OF CONTRACTS. On or prior to the date which is five (5) Business Days from the date Buyer receives complete information with respect to Schedules 3.7, 3.10 and 3.15, Buyer shall notify Seller in writing of which of the agreements listed on Schedules 3.7, 3.10 and 3.15, if any, Buyer desires to assume as part of the consummation of the transactions contemplated herein. Seller shall transfer all of its right, title and interest in, to and under all of such agreements to Buyer at the Closing. Failure of Buyer so to notify Seller within such period shall mean Buyer shall not assume any of such agreements.

                                  ARTICLE VI

                              CLOSING CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations, Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; Seller shall have performed, on or before the Closing Date, all of its obligations under this Agreement and the other documents executed in connection herewith which by the terms thereof are to be performed on or before the Closing Date; and Seller shall have delivered to Buyer an Officer's Certificate dated the Closing Date of Seller to such effect.

          (b) No Pending Action. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Assets) or result in a Material Adverse Effect.

          (c) Purchase Permitted by Applicable Laws; Legal Investment. Buyer's purchase of and payment for the Assets (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation, (b) shall not subject Buyer to any penalty, Tax, liability or, in Buyer's reasonable judgment, any other onerous condition under or pursuant to any applicable law, statute, ordinance, regulation or rule, (c) shall not constitute a fraudulent or voidable conveyance under any applicable law, and (d) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions or regulatory agencies to which Buyer is subject.

          (d) Proceedings Satisfactory. All proceedings taken in connection with the purchase and sale of the Assets and all documents and papers relating thereto shall be in form and substance reasonably satisfactory to Buyer. Buyer and its counsel shall have received copies of such documents and papers as Buyer or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to Buyer. Any Schedule or Exhibit to this Agreement and any other document, agreement or certificate contemplated by this Agreement, not approved by Buyer in writing as to form and substance on the date this Agreement is executed, shall be reasonably satisfactory in form and substance to Buyer.

          (e) Consents - Permits. Seller shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance regulation or rule or pursuant to any agreement, order or decree to which Seller is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Assets.

          (f)  Corporate Documents.  Seller shall have delivered to Buyer:

                    (i) An Officer's Certificate of the Secretary of Seller certifying (x) the incumbency and genuineness of signatures of all officers of Seller executing this Agreement, any document delivered by Seller at the Closing and any other document, instrument or agreement executed in connection herewith,
(y) the truth and correctness of resolutions of Seller authorizing the entry by Seller into this Agreement and the transactions contemplated hereby, and (z) the truth, correctness and completeness of the By-Laws of Seller;

                    (ii) the Charter of Seller certified as of a recent date by the Secretary of State of the State of North Carolina; and

                    (iii) certificates of corporate and tax good standing and legal existence of Seller as of a recent date from the Secretary of State of the State of North Carolina.

          (g) Opinion of Counsel. Buyer shall have received a favorable opinion, dated the Closing Date and satisfactory in form to Buyer and its counsel, of counsel to the Sellers, as to the matters set forth on Exhibit C attached hereto.

          (h) Title Insurance; Consents. Buyer shall have obtained at normal rates a commitment (which shall remain in effect for not less than one year from the Closing Date) in form and content, and issued by a title insurance company acceptable to it and its counsel for the issuance of an ALTA owner's title insurance policy in an amount equal to the fair market value of the Property, insuring the interests of Buyer as fee simple owner of the Property and all improvements and fixtures thereon and all rights and appurtenances thereto as of the Closing Date, subject only to such exceptions as are acceptable to Buyer. Seller shall have delivered on the Closing Date such consents, subordinations, non-disturbance agreements, estoppel certificates, and other documentation as may be reasonably required by Buyer or said title insurance company with respect to the Property.

          (i) Bulk Sales. Seller shall at or prior to Closing provide Buyer an indemnity acceptable to Buyer with respect to Seller's non-compliance with bulk sales laws applicable in South Carolina.

          (j)  Supply Agreement.  Seller shall cause its shareholders listed on
Schedule 6.1(j) attached hereto to enter into a guaranteed water supply contract with Buyer in form and substance as set forth in Exhibit D attached hereto (the "Supply Agreement").

          (k) Non-Competition Agreements. Seller shall cause Seller's chief executive officer, chief financial officer, quality assurance director, regulatory affairs director and plant manager to enter non-competition agreements with Buyer in form and substance as set forth in Exhibit E attached hereto (the "Non-Competition Agreements").

     6.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties of Buyer in this Agreement shall remain true and correct at the Closing Date, and Buyer shall, on or before the Closing Date, have performed all of its obligations under this Agreement and the other documents executed in connection herewith which by the terms hereof are to be performed by it on or before the Closing Date; and Buyer shall have delivered an Officer's Certificate to the Seller dated the Closing Date to such effect.

          (b) No Pending Action. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, was not known by Seller on the date hereof or which could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Assets) or result in a Material Adverse Effect.

          (c)Corporate Documents.  Buyer shall have delivered to Seller:

                    (i) an Officer's Certificate of the Clerk of Buyer certifying (x) the incumbency and genuineness of signatures of all officers of Buyer executing this Agreement, any document delivered by Buyer at the Closing and any other document, instrument or agreement executed in connection herewith,
(y) the truth and correctness of resolutions of Buyer authorizing the entry by Buyer into this Agreement and the transactions contemplated hereby, and (z) the truth, correctness and completeness of the By-Laws of Buyer;

                    (ii) the Charter of Buyer certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts; and

                    (iii) certificates of corporate good standing and legal existence of Buyer as of a recent date from the Secretary of State of the Commonwealth of Massachusetts.

          (d) Opinion of Counsel to Buyer. Seller shall have received a favorable opinion, dated the Closing Date and satisfactory in form to Seller, of counsel to Buyer, in substantially the form attached hereto as Exhibit F.


                                  ARTICLE VII

                                  TERMINATION

     7.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

          (a)  Mutual Consent.  By mutual written consent of Buyer and Seller;

          (b) Court Order. By Buyer or Seller if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (c) Failure to Close By August 18, 1995. By Buyer if the transactions contemplated hereby shall not have been consummated on or before August 18, 1995; provided, however, that such right to terminate this Agreement shall not be available to Buyer if Buyer's failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date.

     7.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. If this Agreement is terminated pursuant to this Article VII, then except as provided below, all further obligations of Buyer and Seller under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to Seller or of Seller or any Affiliate thereof to Buyer, except with respect to the obligations set forth in Section 5.2(a) hereof and except as to liability for misrepresentation, breach or default in connection with any warranty, representation, covenant or obligation given, occurring or arising to the date of termination. In addition, anything in this Agreement to the contrary notwithstanding, if any of the conditions to obligations specified in Article VI hereof have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its right to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of Seller specified in Article V hereof have not been satisfied, Seller, in addition to any other rights which may be available to it, shall have the right to waive its right to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.


                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree to shorten the applicable period of limitation of claims made under representations and warranties, and for that purpose each and every such representation and warranty set forth in this Agreement (including the Officer's Certificates required by Sections 6.1(a) and 6.2(a) hereof), shall survive until the second anniversary of the Closing Date, except with respect to (a) the representations and warranties set forth in Sections 3.2, 3.4, 3.19, 3.20, 3.21, 3.26, 4.2 and 4.3, which shall survive the Closing without limitation; and (b) the representations and warranties set forth in Section 3.18, which shall survive the Closing until the first to occur of (x) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity, or (y) the completion of the final audit and determination by the applicable governmental entity with respect to such Tax and final disposition of any deficiency resulting therefrom. From and after the applicable period of survival with respect to such respective representations and warranties of Seller and Buyer, neither Seller or Buyer or any Affiliate of Seller or Buyer shall have any liability whatsoever with respect to any such representation or warranty, except for breaches as to which any party shall have notified the other party prior to such date. This Section 8.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

     8.2 INDEMNIFICATION BY SELLER. Seller hereby indemnifies, defends and holds Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively "Losses"), arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or any other document executed in connection herewith, and (ii) Seller's operation or use of the Assets or manufacture of products prior to the Closing Date.

     8.3 INDEMNIFICATION BY BUYER. Buyer hereby indemnifies, defends and holds Seller, its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other document executed in connection herewith, and (ii) Buyer's operation or use of the Assets or manufacture of products after the Closing Date.

     8.4 NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.2 or 8.3, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any Claim, or (b) the commencement of any action, suit or proceeding by a third person, the Indemnified Party will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against the Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by the Indemnified Party, in connection with the defense of such action, suit or proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the Indemnified Party shall have the right to participate at its own expense in the defense of such action, suit or proceeding.

In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent.

     8.5 RIGHT OF SET-OFF. If a claim for indemnification is made by Buyer as the Indemnified Party under this Article VIII, Buyer may, at its option by written notice to Seller (and without limiting any other rights it may have at law or in equity), withhold the amount of such claimed indemnity from the amount of any payments otherwise due under Section 2.7 hereof. Upon final determination of such claim, Buyer may reduce the amount of such payment by the amount of which it is entitled hereunder.


                                  ARTICLE IX

                               CLOSING DOCUMENTS

     9.1 DELIVERIES OF SELLER AT CLOSING. At the Closing, Seller shall deliver to Buyer the following:

          (a) Good and clear record, marketable and insurable title to the Property, free from all Liens, and full undisturbed possession of the Property, and full use and enjoyment of same.

          (b) Officer's certificates and such certificates from public officials relating to legal existence, corporate good standing, charter documents, state sales tax clearance and municipal tax payments and assessments, which Buyer may reasonably request to verify any warranties of Seller herein, including those described in Section 6.1(f) hereof.

          (c) Such discharges, termination statements, releases and the like with respect to the Assets as Buyer may reasonably request.

          (d) The Deed and the documents, instruments, and agreements referred to in Section 2.4(b) hereof.

          (e) All other books, records, contracts, materials and properties related to the Property or Seller's business, including, without limitation, all such books, records, contracts and materials for periods extending back not less than seven years, which records shall be delivered to Buyer or located at the Property.

          (f) Certificate of resolutions of the board of directors and shareholders of Seller authorizing the transactions contemplated hereby, certified by the Secretary of Seller.

          (g) Certificate of the Secretary of Seller as to incumbency and other related matters.

          (h) A copy of the duly adopted by-laws of Seller, certified by the Secretary of Seller to be true, complete and accurate as of the Closing Date.

          (i) Officer's Certificate referred in Section 6.1(a) executed by Seller.

          (j)            Opinion of counsel referred to in Section 6.1(g).

          (k) Any other document reasonably requested by Buyer to confirm or verify the accuracy of the warranties by Seller herein and the compliance by Seller with its covenants herein.

          (l) Certificate of Seller, executed under the pains and penalties of perjury, stating that Seller is not a "foreign person", as defined in Section 1445(f) of the Code and the regulations issued thereunder, in order to comply with Section 1445(b)(2) and the regulations issued thereunder, in such form as Buyer or the title insurance company issuing the title policy on the Property may require, in their sole discretion.

          (m) Mechanics lien and parties in possession affidavit, in such form as Buyer may require.

          (n) Payoff letters and discharges with respect to any outstanding Liens on the Property.

          (o) A certification of the information necessary to complete and file with the Internal Revenue Service a Form 1099-S in connection with the conveyance of the Property.

          (p) [Tax lien waiver relating to Seller issued by the South Carolina Department of Revenue in connection with the transactions herein contemplated.]

          (q) Evidence of payment of all property tax bills and tangible property tax bills due and owing related to the Property and the Assets, including all separate tax parcels, if applicable.

          (r) Municipal lien certificate with respect to the Property.

          (s) Evidence of payment of water and sewer charges with respect to the Property.

          (t) The consent of any third parties to assumption by Buyer of the agreements of Seller as to which Buyer has given notice to Seller in accordance with Section 5.5 of Buyer's intent to assume.

          (u)            The Supply Contract.

          (v)            The Termination.

          (w)            The Releases.

          (x)            The Non-Competition Agreements.

     9.2 DELIVERIES OF BUYER AT CLOSING. At the Closing, Buyer shall deliver to Seller the following:

          (a)            Payment in accordance with Section 2.2 hereof.

          (b) Certificate of resolutions of the boards of directors of Buyer authorizing the transactions contemplated hereby, certified by the Clerk of Buyer.

          (c)            The Officer's Certificate referred to in Section
                         6.2(a).

          (d)            The opinion of counsel referred to in Section 6.2(d).

          (e)            The Supply Agreement.

                                   ARTICLE X
                                 MISCELLANEOUS


     10.1 FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     10.2 PUBLICITY AND DISCLOSURES. Prior to the Closing, no press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by any party without the prior knowledge and written consent of the other, except as may be required by law or regulation.

     10.3 NOTICES. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be in writing and delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

          if to Buyer:        Haemonetics Corporation
                              400 Wood Road
                              Braintree, MA 02184

                              Attention:  John White
          with a copy to:     Haemonetics Corporation
                              400 Wood Road
                              Braintree, MA 02184

                              Attention:  Alicia R. Lopez, Esq.

          if to Seller:       DHL Laboratories, Inc.
                              200 Medical Services Drive, PO Box 85
                              Union, South Carolina 29379

                              Attention:  Robert Weinstein

          with a copy to:     Smith, Helms, Mulliss & Moore
                              P.O. Box 31247
                              Charlotte, North Carolina 28231

                              Attention: Larry J. Dagenhart, Esq.

     10.4 SUCCESSORS AND ASSIGNS. All covenants and agreements set forth in this Agreement and made by or on behalf of either party hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that Seller may not assign or transfer its rights or obligations under this Agreement without the consent in writing of Buyer.

     10.5 DESCRIPTIVE HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     10.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by law, the parties hereby waive any provision of any law, statute, ordinance, rule or regulation which might render any provision hereof invalid, illegal or unenforceable.

     10.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     10.9 COURSE OF DEALING. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.11 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     10.12 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof).

     10.13 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein, is the complete and exclusive agreement of the parties, and includes all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer and Seller.

     10.14 ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach thereof shall be exclusively subject to binding arbitration in Boston, Massachusetts before a single arbitrator in accordance with the then current commercial arbitration rules of the American Arbitration Association. Judgment upon any award of the arbitrator may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.

ATTEST:                            HAEMONETICS CORPORATION

                                   By:/s/ John F. White
                                      ----------------------------
                                   Title: Chairmen, President and CEO

ATTEST:                            DHL LABORATORIES, INC.


                                   By:/s/ Robert Weinstein
                                      ----------------------------
                                   Title: President